Exhibit 23.2

Murrell, Hall McIntosh & Co., PLLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


April 5, 2005

TO WHOM IT MAY CONCERN:

We have issued our report dated January 31, 2005, regarding the financial statements of American Diary, Inc. as contained in its Form 10-KSB Annual Report for its fiscal year ended December 31, 2004. We consent to the use of our name and the aforementioned report in the Form S-8 Registration statement of American Dairy, Inc.

                                        Signed,


                                        /s/ Murrell, Hall, McIntosh & Co., PLLP
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